Exhibit 3.2

                           SECOND AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                 CRIIMI MAE INC.
                               (the "Corporation")

                                    ARTICLE I
                                     OFFICES

     The Corporation may have such office(s) at such place(s), both within and outside the State of Maryland, as the Board of Directors (the "Board") from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section l. Annual Meetings. Annual meetings of the stockholders of the Corporation (the "Stockholders") shall be held at such time and place (within or outside the State of Maryland) as shall be designated from time to time by the Board and stated in the notice of the meeting. Subject to the Charter, at each annual meeting Stockholders shall elect directors to succeed those whose terms then expire and shall transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Except as otherwise prescribed by law, the Charter or these Bylaws, special meetings of Stockholders for any purpose or purposes may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors, and must be called by the Secretary upon the written request of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such written request) or of Stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting and shall state that no other business shall be conducted. Special meetings of Stockholders shall be held at such time and place (within or outside the State of Maryland) as shall be designated by the Board.

     Section 3. Notices of Annual and Special Meetings. Except as otherwise prescribed by law, the Charter or these Bylaws, written notice of any annual or special meeting of Stockholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each Stockholder of record entitled to vote at such meeting and to each other Stockholder entitled to notice of such meeting not less than ten (10) nor more than ninety (90) days prior to the meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

     Section 4. Presiding Officers; Order of Business. At all meetings of Stockholders, any Stockholder present and entitled to vote in person or by proxy shall be

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entitled to require,  by written  request to the  chairman of the  meeting, that the order of business shall be as follows:

     (1) Organization.

     (2) Proof of service of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of such notice.)

     (3) Submission by the Secretary of the Corporation of a list of the Stockholders of record entitled to vote, present in person or by proxy.

     (4) Reading of unapproved minutes of preceding meetings of the Stockholders and action thereon; provided that such reading and action may be waived with respect to any or all such unapproved minutes in the discretion of the chairman of the meeting.

     (5) Reports, if any, of officers.

     (6) Election of directors to succeed those whose terms expired or to fill vacancies otherwise existing on the Board of Directors, if the meeting is an annual meeting or a special meeting called for such purpose.

     (7) Old business, if any.

     (8) New business, if any.

     (9) Adjournment.

     Section 5. Quorum. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, except with respect to any matter which, under applicable law or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence, in person or by proxy, of Stockholders entitled to cast a majority of the votes of each class or series required to vote as a class on the matter shall constitute a quorum. In the absence of a quorum, the chairman of the meeting or the Stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time, but not for a period exceeding one hundred twenty (120) days after the original record date, until a quorum shall be present.

     Section 6. Adjourned Meetings. A meeting of Stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further

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notice  other than by  announcement  at the meeting to a date not more than one hundred twenty (120) days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

     Section 7. Voting. When a quorum is present at any meeting of the Stockholders, the affirmative vote of a majority of the votes cast or, with respect to any matter requiring a class vote, the affirmative vote of a majority of the votes cast by each class or series entitled to vote as a class on the matter, shall decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast or the affirmative vote of a majority of the votes cast of each class or series entitled to vote as a class with respect to a director, as the case may
be), unless the matter is one upon which by express provision of the Charter, a different vote is required, in which case such express provision shall govern and control the decision on such matter.

     The Board of Directors may fix the record date for the determination of Stockholders entitled to vote in the manner provided in Article VIII, Section 4 of these Bylaws.

     Section 8. Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, at an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth below. To be properly brought before an annual meeting, such business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by the Corporation pursuant to Section 3 of Article II of these Bylaws, (2) brought before the annual meeting by, on behalf of or under the direction of the Board of Directors, the Chairman of the Board, if there be one, or the President, or
(3) properly brought before the annual meeting by a Stockholder entitled to vote at the annual meeting.

     In addition to any other applicable requirements including, without limitation, any requirements imposed by the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder or any successor statute, rules or regulations, for business properly to be brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such Stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 100th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the notice of the annual meeting given by the Corporation pursuant to Section 3 of Article II of these Bylaws and released to Stockholders in connection with the prior year's annual meeting; provided, however, that in the event that, during the prior year, the Corporation did not hold an annual meeting, or if the date of the current year's annual meeting is more than thirty
(30) days from the first anniversary of the date of the prior year's annual meeting (other than as a

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result of adjournment), then such Stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the later of the close of business on the 90th day prior to such current year's annual meeting date or the 10th day following the day on which public announcement of the date of the current year's annual meeting is first made.

     For purposes of this Section 8 and Section 9 of Article II of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended or any successor statute thereto.

     A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the records of the Corporation, of the Stockholder proposing such business, (iii) the class (and series, if there be one) and number of shares of the Corporation that are beneficially owned by the Stockholder, (iv) proof of ownership of such shares and (v) any material direct or indirect interest, financial or otherwise, of the Stockholder, its affiliates or associates, in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 8 (and in accordance with any applicable provisions of the securities laws of the United States or any other applicable jurisdiction or the rules and regulations of any stock exchange or automated quotation system on or in which the securities of the Corporation are traded or listed for trading). The chairman of the annual meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. Any such determination by the chairman of the annual meeting shall be final, conclusive and binding.

     Section 9. Advance Notice of Nominees for Director. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of Stockholders or at a special meeting of Stockholders as to which the notice of meeting provides for election of directors may be made, (i) by or under the direction of the Board of Directors,
(ii) by any nominating committee or person appointed by the Board of Directors, or (iii) by any Stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 9. In addition to any other applicable requirements including, without limitation, any requirements imposed by the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder or any successor statute, rules or regulations, such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors or those relating to the rights of the holders of any class or series of preferred stock to nominate and separately elect directors, must be made pursuant to timely notice in writing to the Secretary.

     In the event that such Stockholder notice pertains to an annual meeting of Stockholders, to be timely, such notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 100th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the notice of the annual meeting given by the Corporation pursuant to Section 4 of Article II of these Bylaws and released to Stockholders in connection with the prior year's annual meeting; provided, however, that in the event that, during the prior year, the Corporation did not hold an annual meeting, or if the date of the current year's annual meeting is more than thirty (30) days from the first anniversary of the date of the prior year's annual meeting (other than as a result of adjournment), then such Stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the later of the close of business on the 90th day prior to such current year's annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

     In the event that such Stockholder's notice pertains to a special meeting of Stockholders as to which the notice of meeting provides for election of directors, to be timely, such Stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which public announcement of the date of such special meeting is first made.

     Such Stockholder's notice shall set forth: (a) as to each person whom the Stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class (and series, if there be one) and number of shares of stock of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in or other documents required in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder or any successor statute, rules or regulations; and (b) as to the Stockholder giving the notice, (i) the name and address of the Stockholder, as they appear on the records of the Corporation, (ii) the class (and series, if there be one) and number of shares of the Corporation that are beneficially owned by the Stockholder and (iii) proof of ownership of such shares. The Corporation may require any proposed nominee to furnish such other information or documentation as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to permit the Corporation to comply with applicable law.

     Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting at which the election is taking place shall have the authority, in his sole discretion, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Any such determination by the chairman of such meeting shall be final, conclusive and binding.

     Section 10. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the Stockholders entitled to vote thereon, a written waiver of any right to dissent is signed by each Stockholder entitled to notice of, but not the right to vote on, such action, and each such consent and waiver is filed with the records of the Stockholders' meetings.

     Section 11. Proxies. A Stockholder may vote its shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the Stockholder or by the Stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven
(11) months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary
(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of Stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the chairman of the meeting shall so direct, by the secretary of the meeting.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Charter or these Bylaws directed or required to be exercised or performed by the Stockholders. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, the number of directors of the Corporation shall be in fixed accordance with the terms and provisions set forth in the Charter. The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of one class to expire at the 2001 annual meeting of Stockholders, the term of office of another class to expire at the 2002 annual meeting of Stockholders and the term of office of the remaining class to expire at the 2003 annual meeting of Stockholders. At each annual meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election and when their respective successors are elected and qualified. Directors need not be Stockholders of the Corporation or residents of the State of Maryland.

     Section 2. Unaffiliated Directors. Except when one or more vacancies exist, at least a majority of the entire Board and a majority of every committee of the Board shall be Unaffiliated Directors. Unaffiliated Directors are those directors who do not perform any services for the Corporation, other than as directors, and who are not directors, officers or employees of C.R.I., Inc., a Delaware corporation.

     Section 3. Vacancies and Newly Created Directorships. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, any vacancy in the Board of Directors as a result of any reason and any newly created directorship resulting by any increase in the number of directors shall be filled in accordance with the terms and provisions set forth in the Charter.

     Section 4. Removal; Resignation. (a)Any director or directors may be removed in accordance with the terms and provisions set forth in the Charter.

     (b) Any director may resign at any time by giving written notice to the Board, the Chairman of the Board (if there be one), the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

     Section 5. Place of Meetings. The Board of Directors may hold both regular and special meetings either within or outside the State of Maryland, at such time and place as the Board from time to time determines or, in the absence of such determination, as the party calling the meeting may fix.

     Section 6. Annual Meeting; Regular Meetings. The annual meeting of each newly elected Board shall be held as soon as is practicable following the annual meeting of the Stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat. Additional regular meetings of the Board may be held, at such time and place as from time to time may be determined by the Board and upon such notice as may be required by these Bylaws.

     Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board (if there be one), by the President or by any three
(3) directors, subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding.

     Section 8. Quorum; Adjournments. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such meeting) shall constitute a quorum for the transaction of business at each and every meeting of the Board, and subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Charter or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 9. Notice of Meetings. To the extent practicable, at least twenty-four (24) hours notice shall be given of all meetings of the Board, except as provided in Section 6 of this Article III and except that any meeting of the Board held pursuant to a prior resolution of the Board shall require no additional notice. The purpose of any regular meeting of the Board of Directors need not be stated in the notice thereof. All annual and regular meetings of the Board of Directors shall be general meetings, and any and all business may be transacted thereat whether or not stated in the notice thereof. Unless otherwise indicated in the notice thereof, all special meetings of the Board of Directors shall be general meetings, and any and all business may be transacted thereat whether or not stated in the notice thereof.

     Section 10. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board including, without limitation, for their services as members of committees of the Board, and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending meetings of the Board of Directors or any committee(s) of which they are members. Any director may waive any retainer for service as a director or compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for service in such other capacities.

     Section 11. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent to such action is signed by all members of the Board, and each such consent is filed with the minutes of the Board.

     Section 12. Meetings by Telephone or Similar Communications. The directors may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in any such meeting shall constitute presence in person by such director at such meeting.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Formation of Committees; Quorum. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, the Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one (1) or more of the directors of the Corporation. Except when one or more vacancies exist, at least a majority of the directors of each committee shall be Unaffiliated Directors; provided, however, that subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, any pricing committee or any transactional committee formed from time to time may be comprised of any directors designated by the Board. The Board of Directors, subject to the express terms of the
Articles Supplementary of any class or series of preferred stock then outstanding, may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee to replace an absent or disqualified member of a committee at any meeting of that committee, subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of members, including any alternate members of such committee to the extent provided by the Board or selected by the other members of the committee as provided above, shall constitute a quorum for the transaction of business, and the act of the majority of such members and alternate members present at any meeting at which a quorum is present shall be the act of the committee.

     Section 2. Minutes of Committee Meetings. Each committee shall keep regular minutes of its proceedings, which shall be filed with the minutes of the Board.

     Section 3. Compensation; Informal Action by Committees; Meetings by Telephone or Similar Communications. Unless otherwise prohibited by law, the provisions of Article III Sections 11 (Compensation), 12 (Informal Action by Directors) and 13 (Meetings by Telephone or Similar Communications) shall apply to any committees from time to time created by the Board.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Positions. The Board of Directors may elect a Chairman of the Board from among the directors. The Board of Directors shall elect a President, a Treasurer and Secretary, and may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, employees and /or agents of the Corporation, and with such powers and duties, as the Board from time to time deems necessary or appropriate. The Board may delegate to the Chairman of the Board, if there be one, or the President of the Corporation, the authority to appoint any officer or agent of the Corporation and to fill any vacancy in the office of any officer, other than those of the Chairman of the Board, President, Treasurer and Secretary; provided, however, that the Board shall at all times retain the right to fill any vacancy or to remove any officer appointed pursuant to such delegated authority, in each case by resolution of the Board. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer and Secretary. All officers shall hold office at the pleasure of the Board and for such terms as the Board or the officer appointing a subordinate officer, as the case may be, determines, which terms may exceed the term of the Board or the officer making such appointment, or until their respective successors are chosen and qualify.

     Section 2. Chairman of the Board. The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chairman, if there be one, shall preside over the meetings of the Board and of the Stockholders if present at the meeting. The Chairman, if there be one, shall be the Chief Executive Officer of the Corporation.

     Section 3. President. The President shall be the Chief Executive Officer of the Corporation unless there is a Chairman of the Board elected by the Board, in which case the President shall be the Chief Operating Officer. The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of the Chairman of the Board (or if none shall be elected), the President shall preside over the meetings of the Board and of the Stockholders if present at the meeting, and shall perform such other duties as may be assigned by the Board of Directors or any executive committee. The President shall have the authority, on the Corporation's behalf, to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The President shall perform such other duties as the Board of Directors may direct.

     Section 4. Vice Presidents. The Vice Presidents, in the order of priority designated by the Board of Directors (or if not designated, in order of their seniority as vice presidents), shall be vested with all the power and may perform all the duties of the President in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors, any executive committee, the President or the Chairman of the Board, if there be one.

     Section 5. Treasurer. Unless the Board designates another officer, the Treasurer shall be the Chief Financial Officer of the Corporation. The Treasurer shall have general supervision over the Corporation's finances, and shall perform such other duties as may be assigned by the Board of Directors, the President or the Chairman of the Board, if there be one. If required by resolution of the Board, the Treasurer shall furnish a bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be paid by the Corporation.

     Section 6. Secretary. The Secretary shall keep the minutes of the meetings of the Stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law, the Charter or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of meetings of the Stockholders, the annual statement of affairs of the Corporation and any voting trust or other Stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or Stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors, the President or the Chairman of the Board, if there be one.

     Section 8. Assistant Treasurer(s) and Secretary/ies. The Board of Directors may designate, or may delegate to the Chairman of the Board, if there be one, or the President of the Corporation the authority to designate, from time to time Assistant Treasurers and Assistant Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors, the President or the Chairman of the Board, if there be one.

     Section 9. Compensation; Removal; Vacancies. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer upon whom the power to appoint subordinate officers may have been conferred to fix the compensation of such subordinate officers. The Board of Directors shall have the power, at any regular or special meeting, to remove any officer if, in the judgment of the Board, the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The removal of any officer shall not prejudice any contract rights thereof. The Board of Directors, at any regular or special meeting, shall have power to fill a vacancy occurring in any office.

     Section 10. Substitutes. The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any of said offices, temporarily or for any particular purpose; and any instrument so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.


                                   ARTICLE VI
                                     NOTICES

     Section 1. Notice to Stockholders. Whenever by law, the Charter or these Bylaws notice is required to be given to any Stockholder, such notice shall be in writing and may be given to each Stockholder by personal delivery to the Stockholder at the Stockholder's residence or usual place of business, by leaving the notice at such residence or usual place of business, by electronic mail to any electronic mail address of the Stockholder or any other electronic means, or by mailing it, postage prepaid, and addressed to the Stockholder at the address appearing on the books of the Corporation or its transfer agent. Such delivery, leaving, electronic transmission or mailing of notice shall be deemed the time of giving such notice.

     Section 2. Notice to Directors. Whenever by law, the Charter or these Bylaws notice is required to be given to any director, such notice may be given in any one of the following ways: by personal delivery, by personal voice telephone communication or by telephone facsimile transmission, by telegram, cablegram, telex, first class mail, electronic mail or by delivery service providing confirmation of delivery, addressed to such director at the address therefor appearing on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery or when it shall be transmitted by telephone, telephone facsimile, telegram, cablegram, telex or electronic mail shall be deemed to be the time of the giving of such notice; if given by delivery service, such notice shall be deemed given the business day following the date of consignment to such delivery service; and, if mailed, such notice shall be deemed given forty-eight (48) hours after the time it is deposited in the mail, postage prepaid.

     Section 3. Waiver of Notice. Notice to any Stockholder or director of the time, place and/or purpose of any meeting of Stockholders or directors or of any committee of the Board required by law or by these Bylaws may be dispensed with if such Stockholder shall attend in person or by proxy, or if such director shall attend in person, as the case may be, or if such absent Stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                   ARTICLE VII
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     (A) Mandatory Indemnification. The Corporation shall indemnify each person who is or was, or has agreed to become, a director or officer of the Corporation and each person who, while a director of the Corporation and, at the request of the Corporation, is or was serving, or has agreed to serve, as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any and all liabilities and expenses incurred in connection with each such person's services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

     (B) Discretionary Indemnification. If approved by the Board of Directors, the Corporation may indemnify any of its employees or agents against any or all liabilities and expenses incurred in connection with each such person's services in such capacities and any of its employees, agents or other persons who are or were serving, or who have agreed to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, other enterprise or employee benefit plan, to the extent and on such terms and subject to such conditions and limitations, as determined to be appropriate by the Board of Directors.

     (C) Advancing Expenses Prior to a Decision. The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may, in the discretion of the Board of Directors, advance expenses to employees, agents and others who may be granted indemnification.

     (D) Other Provisions for Indemnification. The Board of Directors may, by Bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents and the advancement of expenses thereto.

     (E) Limitation of Liability of Directors and Officers. To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (F) Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

     (F) Effect of Amendment or Repeal. No amendment or repeal of any section of this Article VII, whether by action of the Board of Directors or the Stockholders, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.




                                  ARTICLE VIII
                                      STOCK

     Section 1. Issue. Each Stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President and be countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form, not inconsistent with law and the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer  of  the  Corporation,  whether  by  reason  of  death,  resignation  or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

     Section 2. Transfers. The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

     Section 3. Record Dates for Dividends and Stockholders' Meeting. The Board of Directors may fix a date not exceeding ninety (90) days preceding the date of any meeting of Stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of Stockholders, the record date shall be fixed not less than ten
(10) days prior to the date of the meeting.

     Section 4. Lost, Stolen or Destroyed Certificate. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board.

     Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland."

     Section 3. Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board, the President or the Chairman of the Board, if there be one, or any officer of the Corporation authorized by the President or the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or other security holders of or with respect to any action of stockholders or other security holders of any other corporation or other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 4. Amendment of the Bylaws. Subject to the express terms of the Articles Supplementary of any class or series of preferred stock then outstanding, these Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular or special meeting of the Board at which a quorum is present, but the Stockholders may make additional Bylaws and may alter, repeal or suspend any Bylaws, whether adopted by them or otherwise, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class; provided, however, that no

Bylaws so made shall serve to invalidate any prior action of the Board which would have been valid if such Bylaw had not been made.

     Section 5. Control Share Law. Any acquisition of any shares of stock of the Corporation, including any acquisition of voting rights or other interests in any such stock, shall be exempt from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law (Voting Rights of Certain Control Shares). Accordingly, the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law shall not apply to this Corporation.

     Section 6. Conflict with Articles Supplementary. In the event of a conflict between the terms of these Bylaws and of the Articles Supplementary of any class or series of preferred stock then outstanding, unless otherwise required by law or provided by the express terms of such Articles Supplementary, the terms of such Articles Supplementary shall govern and control.